Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Overview

On March 12, 2023, AcelRx Pharmaceuticals, Inc., or AcelRx, entered into an Asset Purchase Agreement, or the Purchase Agreement, with Vertical Pharmaceuticals, LLC, a wholly owned subsidiary of Alora Pharmaceuticals, LLC, or the Buyer, pursuant to which Buyer agreed to acquire certain assets and assume certain liabilities of AcelRx relating to its sufentanil sublingual tablet product referred to as DSUVIA or DZUVEO, or any other single-dose pharmaceutical product for use in medically supervised settings containing a sublingual tablet that includes sufentanil as the sole active ingredient, as a 30 mcg tablet or other dosage form or strength as reasonably necessary for lifecycle management, or the Product.

The Closing, which took place on April 3, 2023, was subject to customary conditions (including, the accuracy of representations and warranties, performance of covenants, and no occurrence of a material adverse effect) and the execution of the Amended DZUVEO Agreement (as defined below) and the Amended and Restated Supply Agreement (as defined below) between AcelRx and Aguettant, as well as certain ancillary agreements between AcelRx and Buyer. Such ancillary agreements include (a) an intellectual property agreement, pursuant to which Buyer will grant fully-paid, royalty-free and perpetual licenses to AcelRx under certain specified intellectual property rights acquired by Buyer under the Purchase Agreement for, among other things, the development, manufacture, commercialization and exploitation of certain products, including Zalviso, (b) a transition services agreement, pursuant to which, during the period specified therein, AcelRx will provide certain services (including, manufacturing technology transfer, supply chain, regulatory, and medical affairs services) to Buyer, and distribute, on behalf of Buyer, certain inventory of Products transferred to Buyer under the Purchase Agreement, and (c) a marketing agreement, pursuant to which AcelRx will have the exclusive right to market and offer the Products for sale to the U.S. Department of Defense, or DoD, and Buyer will pay to AcelRx 75% of net sales of Products sold to DoD, subject to adjustment in certain circumstances, or the Marketing Agreement.

Amendments to Certain Agreements Between AcelRx and Aguettant

AcelRx and Aguettant are parties to (a) the License and Commercialization Agreement, dated July 14, 2021, pursuant to which Aguettant obtained the exclusive right to develop and commercialize DZUVEO in certain European countries for the management of acute moderate to severe pain in adults in medically monitored settings, or the DZUVEO Agreement, and (b) the supply agreement, dated December 6, 2021, with respect to the manufacture and supply of DZUVEO in form of bulk product by AcelRx to Aguettant, or the Supply Agreement. Pursuant to the Purchase Agreement, as a condition of the Closing, AcelRx and Aguettant entered into an amendment to the DZUVEO Agreement, or the Amended DZUVEO Agreement, and an amendment and restatement to the Supply Agreement, or the “Amended and Restated Supply Agreement”.

Pursuant to the Amended DZUVEO Agreement, Aguettant’s obligations to make sales-based milestone payments to AcelRx, and to achieve certain levels of minimum sales terminated. The Amended and Restated Supply Agreement governs the manufacture and supply of DZUVEO in the form of bulk products or bulk tablets, and contain customary terms, including those with respect to manufacturing requirements, forecast, delivery, and post-delivery inspection. Pursuant to the Purchase Agreement, AcelRx assigned the Amended DZUVEO Agreement and the Amended and Restated Supply Agreement to Buyer at the Closing.

Further, pursuant to the License and Commercialization Agreement, dated July 14, 2021, AcelRx obtained exclusive rights to develop and commercialize certain ephedrine pre-filled syringe and certain phenylephrine prefilled syringe in the United States, or the PFS Agreement. In connection with AcelRx’s and Aguettant’s agreement to enter into the Amended DZUVEO Agreement and the Amended and Restated Supply Agreement, the parties entered into an amendment to the PFS Agreement, or the Amended PFS Agreement, pursuant to which, effective on the Closing, (a) Aguettant paid AcelRx a complementary payment in the amount of EUR 1,500,000, and (b) AcelRx’s obligation to make a certain specified sales-milestone payment terminated.

The following unaudited pro forma condensed consolidated financial information is intended to illustrate how the Purchase Agreement and certain ancillary agreements effected the historical financial statements of AcelRx. The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 8 of Regulation S-X and were derived, in part, from the Company’s historical condensed consolidated financial statements and are being presented to give effect to the Purchase Agreement and related ancillary agreements. The Company’s accounting and financial reporting in these unaudited pro forma financial statements is based on its preliminary assessment of the appropriate application of Generally Accepted Accounting Principles (“GAAP”). The final application of GAAP to the Purchase Agreement may differ from what is presented in these unaudited pro forma financial statements.

The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2022 and 2021, have been prepared with the assumption that the Purchase Agreement and related ancillary agreements were completed as of January 1, 2021. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2022 has been prepared with the assumption that the Purchase Agreement and related ancillary agreements were completed as of December 31, 2022.

Article 8 of Regulation S-X requires that pro forma financial information include the following pro forma adjustments to the historical financial of the registrant as follows:

•	Transaction Accounting Adjustments – Adjustments that reflect only the application of required accounting to the acquisition, disposition, or other transaction.

•

Autonomous Entity Adjustments – Adjustments that are necessary to reflect the operations and financial position of the registrant as an autonomous entity when the registrant was previously part of another entity.

In addition, Regulation S-X permits registrants to reflect adjustments that depict synergies and dis-synergies of the acquisitions and dispositions for which pro forma effect is being given in our disclosures as management adjustments. Accordingly, we have disclosed such adjustments because we believe to present such adjustments enhances an understanding of the pro forma effects of the transaction.

There are no autonomous entity adjustments included in the pro forma financial information.

The transaction accounting adjustments to reflect the Product asset sale in the unaudited pro forma consolidated financial statements include:

•

the sale of the assets and liabilities of the Product business pursuant to the Purchase Agreement required to present it on a discontinued operations basis in accordance with ASC 205-20, Presentation of Financial Statements—Discontinued Operations (“ASC 205”); and

•

adjustments of events that are directly attributable to the sale including, but not limited to those required to record the estimated impact of the consideration received in connection with the transaction, net of transaction costs.

The unaudited pro forma condensed consolidated financial information does not purport to be indicative of the results of operations or the financial position which would have actually resulted if the Purchase Agreement and related ancillary agreements had been completed on the dates indicated, or which may result in the future.

The unaudited pro forma financial information has been prepared by the Company based upon assumptions deemed appropriate by the Company’s management. An explanation of certain assumptions is set forth under the notes to the unaudited pro forma condensed consolidated financial information. The pro forma adjustments may differ from those that have been or will be calculated to report the Product asset sale as a discontinued operation in the Company’s historical and future filings, and do not reflect future events that may occur after the separation.

The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

ACELRX PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2022

(in thousands, except share data)

	Historical AcelRx (a)	Transaction Accounting Adjustments (b)	Notes	Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$15,275	$2,802	(i)(ii)	$18,077
Restricted cash	5,000	—		5,000
Short-term investments	495	—		495
Accounts receivable, net	309	(309)	(i)	—
Inventories, net	1,178	(1,178)	(i)	—
Prepaid expenses and other current assets	2,309	(443)	(i)	1,866
Total current assets	24,566	872		25,438
Operating lease right-of-use assets	3,595	(3,499)	(i)	96
Property and equipment, net	10,261	(10,261)	(i)	—
In-process research and development asset	8,819	—		8,819
Other assets	246	(176)	(i)	70
Total Assets	$47,487	$(13,064)		$34,423

Liabilities and Stockholder’s Equity
Current Liabilities:
Accounts payable	$2,040	$(784)	(i)	$1,256
Accrued and other liabilities	4,266	(945)	(i)	3,321
Long-term debt, current portion	5,763	(400)	(i)	5,363
Operating lease liabilities, current portion	1,701	(1,601)	(i)	100
Total current liabilities	13,770	(3,730)		10,040
Deferred revenue, net of current portion	1,036	(1,036)	(i)	—
Operating lease liabilities, net of current portion	2,959	(2,959)	(i)	—
Warrant liability	7,098	—		7,098
Other long-term liabilities	810	—		810
Total liabilities	25,673	(7,725)		17,948
Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.001 par value—200,000,000 shares authorized; 8,243,680 shares issued and outstanding	8	—		8
Additional paid-in capital	447,635	—		447,635
Accumulated deficit	(425,829)	(5,339)		(431,168)
Total stockholders’ equity	21,814	(5,339)		16,745
Total Liabilities and Stockholders’ Equity	$47,487	$(13,064)		$34,423

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

ACELRX PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(in thousands, except per share data)

	Historical AcelRx (a)	Transaction Accounting Adjustments (b)	Notes	Pro Forma
Revenue
Product sales	$1,771	$(1,771)	(i)	$—
Total revenue	1,771	(1,771)		—
Operating costs and expenses:
Cost of goods sold	2,591	(1,508)	(i)	1,083
Research and development	5,193	(1,852)	(i)	3,341
Selling, general and administrative	25,672	(9,652)	(i)	16,020
Impairment of property and equipment	4,948	—		4,948
Total operating costs and expenses	38,404	(13,012)		25,392
Loss from operations	(36,633)	11,241		(25,392)
Other income (expense):
Interest expense	(1,153)	—		(1,153)
Interest and other income, net	366	—		366
Non-cash interest income on liability related to sale of future royalties	1,136	—		1,136
Gain on extinguishment of liability related to sale of future royalties	84,052	—		84,052
Total other income (expense)	84,401	—		84,401
Net income (loss) before income taxes	47,768	11,241		59,009
Provision for income taxes	13	—	(iii)	13
Net income (loss)	$47,755	$11,241		$58,996
Deemed dividend related to Series A Redeemable Convertible Preferred Stock	(186)			(186)
Income allocated to participating securities	(5,240)			(6,479)
Net income (loss) attributable to Common Shareholders, basic	$42,329			$52,331
Net income (loss) per share of common stock, basic	$5.73			$7.09
Shares used in computing net loss per share of common stock, basic	7,385,348			7,385,348
Net income (loss) attributable to Common Shareholders, diluted	$42,342			$52,348
Net income (loss) per share of common stock, diluted	$5.72			$7.07
Shares used in computing net loss per share of common stock, diluted	7,406,986			7,406,986

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

ACELRX PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except per share data)

	Historical AcelRx (a)	Transaction Accounting Adjustments (b)	Notes	Pro Forma
Revenue
Product sales	$1,005	$(735)	(i)	$270
Contract and other collaboration	1,813	(1,705)	(i)	108
Total revenue	2,818	(2,440)		378
Operating costs and expenses:
Cost of goods sold	3,753	(1,765)	(i)	1,988
Research and development	4,095	(1,660)	(i)	2,435
Selling, general and administrative	30,935	(16,397)	(i)	14,538
Total operating costs and expenses	38,783	(19,822)		18,961
Loss from operations	(35,965)	17,382		(18,583)
Other income (expense):
Interest expense	(2,291)	—		(2,291)
Interest and other income, net	124	—		124
Non-cash interest income on liability related to sale of future royalties	3,038	—		3,038
Total other income (expense)	871	—		871
Net loss before income taxes	(35,094)	17,382		(17,712)
Provision for income taxes	5	—	(iii)	5
Net loss	$(35,099)	$17,382		$(17,717)
Net loss attributable to Common Shareholders, basic and diluted	$(35,099)			$(17,717)
Net loss per share of common stock, basic and diluted	$(5.86)			$(2.96)
Shares used in computing net loss per share of common stock, basic and diluted	5,993,013			5,993,013

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

ACELRX PHARMACEUTICALS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On March 12, 2023, the Company entered into the Purchase Agreement relating to the Product. Subject to the Closing, AcelRx will be entitled to receive (a) up to $116.5 million in sales-based milestones, (b) quarterly payments in an amount equal to 15% of net sales of Product to all customers, other than sales to the DoD under the Marketing Agreement, and (c) quarterly payments in an amount equal to 75% of the net sales of Product to the DoD.

The unaudited pro forma condensed consolidated financial information reflects the following:

a)	The Company’s condensed consolidated balance sheet as of December 31, 2022 and condensed consolidated statements of operations for the years ended December 31, 2022 and 2021.

b)	Adjustments have been reflected in the unaudited pro forma condensed consolidated financial information for the following related to the sale of the Product:

i.

Represents the elimination of assets and liabilities related to the Purchase Agreement and the disposed operations, including elimination of revenues, costs of goods sold, research and development, and selling, general and administrative expenses related to the operations of the Product. The elimination of selling and marketing expenses does not reflect the removal of the selling and marketing costs attributable to the individuals at AcelRx responsible for ongoing direct selling and promotion of the Product pursuant to the Marketing Agreement.

ii.	To record the estimated net cash proceeds from the transaction of $1.2 million paid upon closing representing the cash value of inventory on hand and the receipt of €1.5 million ($1.6 million) cash payment related to the Amended PFS Agreement. As described above the pro forma statements of operations present the Company’s results as if the transaction had occurred on January 1, 2021. Any estimated gain or loss related to the discontinued operations and the sale has been excluded from the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2021 as this amount pertains to discontinued operations and does not reflect the impact on income from continuing operations. No proceeds from sales milestones or royalties were included in the unaudited pro forma condensed consolidated statement of operations, which will be accounted for upon the achievement of such milestones.

iii.

Due to the existence of both current year operating losses and net operating loss carryforwards for the Company, any income tax expense resulting from the Purchase Agreement would be offset. Therefore, no pro forma adjustment for income tax expense has been presented in connection with the Purchase Agreement.

On April 3, 2023, the parties entered into a transition services agreement. The unaudited pro forma condensed consolidated financial information does not include any compensation related to the transition services agreement as compensation related to this agreement cannot be reasonably estimated.